                                                                    EXHIBIT 12.1

     STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                   Year Ended December 31
                                                   2001         2000         1999          1998         1997

                                                                (in millions, except ratios)
                                                ---------------------------------------------------------------
Earnings

Income (Loss) Before Income Taxes               $    825.1   $    865.6   $   (165.5)   $    920.2   $    916.7
Fixed Charges                                        189.0        197.1        155.2         138.3        101.1
                                                ----------   ----------   ----------    ----------   ----------
Adjusted Earnings                               $  1,014.1   $  1,062.7   $    (10.3)   $  1,058.5   $  1,017.8
                                                ==========   ==========   ==========    ==========   ==========


Fixed Charges

Interest and Debt Expense                       $    169.6   $    181.8   $    137.8    $    119.9   $     84.9
Amortization of Deferred Debt Costs                    7.1          2.4          2.4           3.3          0.7
Portion of Rents Deemed
      Representative of Interest (a)                  12.3         12.9         15.0          15.1         15.5
                                                ----------   ----------   ----------    ----------   ----------
Total Fixed Charges                             $    189.0   $    197.1   $    155.2    $    138.3   $    101.1
                                                ==========   ==========   ==========    ==========   ==========

Ratio of Earnings to Fixed Charges                     5.4          5.4         (0.1)          7.7         10.1

(a) Generally deemed to be one-third of rental expense.


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